Exhibit 99.3

RYERSON INC.

JOSEPH T. RYERSON & SON, INC.

OFFER TO EXCHANGE

UP TO $600,000,000 AGGREGATE PRINCIPAL AMOUNT OF ITS

9% SENIOR SECURED NOTES DUE 2017 REGISTERED UNDER THE

SECURITIES ACT OF 1933, AS AMENDED

FOR

ANY AND ALL OF ITS OUTSTANDING

9% SENIOR SECURED NOTES DUE 2017 AND

SOLD IN A TRANSACTION EXEMPT FROM REGISTRATION

UNDER THE SECURITIES ACT OF 1933, AS AMENDED

AND

UP TO $300,000,000 AGGREGATE PRINCIPAL AMOUNT OF ITS

11  1/4 % SENIOR NOTES DUE 2018 REGISTERED UNDER THE

SECURITIES ACT OF 1933, AS AMENDED

FOR

ANY AND ALL OF ITS OUTSTANDING

11  1/4 % SENIOR NOTES DUE 2018 AND

SOLD IN A TRANSACTION EXEMPT FROM REGISTRATION

UNDER THE SECURITIES ACT OF 1933, AS AMENDED

To Our Clients:

Enclosed for your consideration is a Prospectus dated             , 2013 (as the same may be amended or supplemented from time to time, the “Prospectus”) and a form of Letter of Transmittal (the “Letter of Transmittal”) relating to the offer (the “Exchange Offer”) by Ryerson Inc. (“Ryerson”) and Joseph T. Ryerson & Son, Inc. (together with the Ryerson, the “Company”) to exchange:

—

up to $600,000,000 in principal amount of its 9% Senior Secured Notes due 2017 (the “Senior Secured Exchange Notes”) for any and all of its outstanding 9% Senior Secured Notes due 2017, issued and sold in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Original Senior Secured Notes”); and

—

up to $300,000,000 in principal amount of its 11  1/4 % Senior Notes due 2018 (the “Senior Exchange Notes” and, together with the Senior Secured Exchange Notes, the “Exchange Notes”) for any and all of its outstanding 11  1/4 % Senior Notes due 2018, issued and sold in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Original Senior Notes” and, together with the Original Senior Secured Notes, the “Original Notes”).

The material is being forwarded to you as the beneficial owner of Original Notes carried by us for your account or benefit but not registered in your name. A tender of any Original Notes may be made only by us as the registered holder and pursuant to your instructions. The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to exchange the Original Notes held by us and registered in our name for your account or benefit. Therefore, the Company urges beneficial owners of Original Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if they wish to tender Original Notes in the Exchange Offer.

Accordingly, we request instructions as to whether you wish us to tender any or all of your Original Notes, pursuant to the terms and conditions set forth in the Prospectus and Letter of Transmittal. We urge you to read carefully the Prospectus and Letter of Transmittal before instructing us to tender your Original Notes.

YOUR INSTRUCTIONS TO US SHOULD BE FORWARDED AS PROMPTLY AS POSSIBLE IN ORDER TO PERMIT US TO TENDER ORIGINAL NOTES ON YOUR BEHALF IN ACCORDANCE WITH THE PROVISIONS OF THE EXCHANGE OFFER. The Exchange Offer will expire at             , New York City time, on              2013, unless extended (the “Expiration Date”). Original Notes tendered pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to the Expiration Date.

If you wish to have us tender any or all of your Original Notes held by us for your account or benefit, please so instruct us by completing, executing and returning to us the instruction form that is attached hereto. Please note that the accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to tender Original Notes held by us and registered in our name for your account or benefit.

INSTRUCTIONS

The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer of Ryerson Inc and Joseph T. Ryerson & Son, Inc.

THIS WILL INSTRUCT YOU TO TENDER THE PRINCIPAL AMOUNT OF ORIGINAL NOTES INDICATED BELOW HELD BY YOU FOR THE ACCOUNT OR BENEFIT OF THE UNDERSIGNED, PURSUANT TO THE TERMS OF AND CONDITIONS SET FORTH IN THE PROSPECTUS AND THE LETTER OF TRANSMITTAL.

☐	Please tender my Original Senior Secured Notes held by you for my account or benefit. I have identified on a signed schedule attached hereto the principal amount of Original Senior Secured Notes to be tendered if I wish to tender less than all of my Original Senior Secured Notes.

☐	Please tender my Original Senior Notes held by you for my account or benefit. I have identified on a signed schedule attached hereto the principal amount of Original Senior Notes to be tendered if I wish to tender less than all of my Original Senior Notes.

☐	Please do not tender any Original Notes held by you for my account or benefit.

Date:             , 2013

Signature(s)

Please print name(s) here

Address and Telephone Number

Tax Identification or Social Security No.(s)

My Account Number With You:

Unless a specific contrary instruction is given in the signed Schedule attached hereto, your signature(s) hereon shall constitute an instruction to us to tender all of your Original Notes.

SCHEDULE

Please tender my Original Notes held by you for my account or benefit as indicated below:

SERIES OF ORIGINAL NOTES

(please specify one or more

series of Original Notes you

are tendering by checking

the Applicable box(es))

AGGREGATE PRINCIPAL AMOUNT OF ORIGINAL NOTES TENDERED

☐	Original Senior Secured Notes

☐	Original Senior Notes

Signature(s):

Please Print Name(s) Here:

Address(es):

Zip Code(s):

Area Code(s) and Telephone No.(s):

Tax Identification or Social Security No.(s):

My Account Number With You:

Date: